SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

MORGAN STANLEY

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	36-3145972

(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1585 Broadway, New York, New York	10036

(Address of Principal Executive Offices)	(Zip Code)

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☐	If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☒

Securities Act registration statement file number to which this form relates: 333-131266

Securities to be registered pursuant to Section 12(b) of the Act:

None

(Title of Class)

Securities to be registered pursuant to Section 12(g) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered

Global Medium-Term Notes, Series F, PLUSSM due August 20, 2007 (Mandatorily Exchangeable for an Amount Payable in U.S. Dollars Based on the Value of the Nasdaq-100® Index)	THE NASDAQ NATIONAL MARKET

Item 1. Description of the Registrant’s Securities to be Registered.

     The title of the class of securities to be registered hereunder is: “Global Medium-Term Notes, Series F, Performance Leveraged Upside SecuritiesSM due August 20, 2007 (Mandatorily Exchangeable for an Amount Payable in U.S. Dollars Based on the Value of the Nasdaq-100® Index)” (the “PLUS”SM). A description of the PLUS is set forth under the caption “Description of Debt Securities” in the prospectus included within the Registration Statement of Morgan Stanley (the “Registrant”) on Form S-3ASR (Registration No. 333-131266) (the “Registration Statement”), as supplemented by the information under the caption “Description of PLUS” in the prospectus supplement for PLUS dated February 21, 2006 and filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Act”), which description is incorporated herein by reference, and as further supplemented by the description of the PLUS contained in the pricing supplement dated July 24, 2006 to be filed pursuant to Rule 424(b) under the Act, which contains the final terms and provisions of the PLUS and is hereby deemed to be incorporated by reference into this Registration Statement and to be a part hereof.

Item 2. Exhibits.

     The following documents are filed as exhibits hereto:

     4.1   Proposed form of Global Note evidencing the PLUS.

SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

MORGAN STANLEY
(Registrant)

Date:	July 24, 2006	By:	/s/ W. Gary Beeson

			Name:	W. Gary Beeson
			Title:	Assistant Secretary and Counsel

INDEX TO EXHIBITS
Exhibit No.		Page No.

4.1	Proposed form of Global Note evidencing the PLUS.	A-1